SECOND AMENDMENT
TO
HUBBELL INCORPORATED
AMENDED AND RESTATED TOP HAT RESTORATION PLAN
As Amended and Restated Effective as of January 1, 2005

This Second Amendment (the “Amendment”) is adopted by Hubbell Incorporated, a Connecticut corporation (the “Company”), for the purpose of amending that certain Hubbell Incorporated Amended and Restated Top Hat Restoration Plan (As Amended and Restated Effective as of January 1, 2005), as previously amended on December 28, 2010 (as amended, the “Plan”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors, in its sole and exclusive discretion, may at any time and from time to time amend the Plan in any respect without restriction and without the consent of any Participant, Beneficiary or Spouse; provided that no such amendment shall impair the right of any Participant, Beneficiary or Spouse to receive benefits earned and accrued under the Plan prior to such amendment;

WHEREAS, Plan benefits are based on the benefit formula under the Hubbell Incorporated Retirement Plan for Salaried and Hourly Employees, formerly known as the Hubbell Incorporated Retirement Plan for Salaried Employees (the “DB Retirement Plan”);

WHEREAS, the Company is amending the DB Retirement Plan to freeze credited service, effective February 28, 2017, and to freeze ‘compensation’ (including ‘final average compensation’), effective December 31, 2020, in each case for all benefit accrual purposes; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company to amend the Plan as set forth herein to reflect these changes to the DB Retirement Plan, as amended, and that such amendment is permitted under Section 9.1 of the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows, effective as of February 28, 2017 except as provided below:

1.    Effective January 1, 2016, Section 2.9 of the Plan is hereby amended and restated in its entirety as follows:

“2.9    “Deferred Vested Retirement” shall mean the vested Retirement Benefit under the Hubbell Retirement Plan.”

2.    Effective January 1, 2016, Section 2.18 of the Plan is hereby amended and restated in its entirety as follows:

“2.18    “Hubbell Retirement Plan” means the Hubbell Incorporated Retirement Plan for Salaried and Hourly Employees, as amended from time to time.”

3.    Effective January 1, 2016, Section 2.19 of the Plan is hereby amended and restated in its entirety as follows:

“2.19    “Key Executive” means (a) a Participant in the Hubbell Retirement Plan whose benefit thereunder is limited by the Compensation Cap or the Defined Benefit Maximum and (b) any Employee

hired after January 1, 2004 designated by the Compensation Committee as a Participant in the Plan and as to whom the Compensation Committee has not withdrawn such designation.”

4.    Effective January 1, 2016, the first sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“Each Key Executive of the Employer who is a Salaried Participant (as defined under the Hubbell Retirement Plan) in the Hubbell Retirement Plan and whose compensation exceeds the Compensation Cap, or who is designated by the Compensation Committee as a Key Executive, shall be a Participant in the Plan.”

5.    Section 4.1 of the Plan is hereby amended and restated in its entirety as follows:

“4.1    A Participant’s Retirement Benefit under this Plan shall be the excess of (a) over (b), where:
(a)    equals the applicable Early, Normal, Late, Deferred Vested or Disability Retirement benefit to which the Participant is entitled under the Hubbell Retirement Plan (subject to the freeze on credited service effective as of February 28, 2017 and the freeze on all benefit accruals effective as of December 31, 2020) as if the calculation were performed (i) without applying the Compensation Cap and Defined Benefit Maximum, and (ii) including compensation amounts deferred by such Participant under the Hubbell Incorporated Executive Deferred Compensation Plan (as if such amounts had not been so deferred), and
(b)    equals the applicable Early, Normal, Late, Deferred Vested or Disability Retirement benefit to which the Participant is entitled under the Hubbell Retirement Plan.
For purposes of the above calculations, it shall be assumed that the Participant’s benefit under the Hubbell Retirement Plan is a single life annuity commencing on such Participant’s Separation from Service or, if later, the date on which such Participant would attain age 55, regardless of when such benefit actually commences.”
6.    Section 4.2 of the Plan is hereby amended and restated in its entirety as follows:

“4.2    If a Participant is entitled to a grandfathered supplemental medical benefit under Section 4.10 of the Hubbell Retirement Plan and his Schedule thereunder, then in addition to the benefits under Section 4.1 hereof, such Participant shall be entitled to an annual Retirement Benefit as a supplemental medical benefit under this Plan equal to the excess of:
(a)    the supplemental medical benefit payable under Section 4.10 of the Hubbell Retirement Plan and his Schedule thereunder (subject to the freeze on credited service as of February 28, 2017 and the freeze of all benefit accruals effective as of December 31, 2020) as if the calculation were performed without consideration of the Compensation Cap, over
(b)    the amount to which the Participant is entitled under Section 4.10 of the Hubbell Retirement Plan and his Schedule.”
7.    Effective January 1, 2016, Section 12.5 of the Plan is hereby amended and restated in its entirety as follows:

“12.5    A Claimant’s compliance with the foregoing provisions of this Article 12 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan. However, if any legal action is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented shall be strictly limited to the evidence timely presented to the Compensation Committee. In addition, any such legal action must be filed by the earliest of: (i) ninety (90) days after receipt of the Compensation Committee’s final decision regarding the claim appeal, (ii) three (3) years after the date on which the Participant or other Claimant commenced payment of the Plan benefits at issue in the legal action, or (iii) the statutory deadline for filing a lawsuit with respect to the Plan benefits at issue under state law.”

8.    Except as modified by the forgoing, the terms and conditions of the Plan shall remain in full force and effect following the adoption of this Amendment.

IN WITNESS WHEREOF, the Company has adopted this Second Amendment as of January 17, 2017.

HUBBELL INCORPORATED

/s/ Megan C. Preneta
By: Megan C. Preneta
Its: Corporate Secretary and Associate General Counsel